SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 10, 2003 (October 3, 2003)

GLENBOROUGH REALTY TRUST INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	001-14162	94-3211970

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

400 South El Camino Real, Ste. 1100, San Mateo, California 94402
(Address of principal executive offices)

Registrant’s Telephone number, including area code: (650) 343-9300

Item 2. ACQUISITION OF ASSETS
Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES

Item 2. ACQUISITION OF ASSETS

On October 3, 2003, Glenborough Realty Trust Incorporated (the “Company”) acquired a new 110,000 square foot multi-tenant office building in Arlington, Virginia. The property is 85% leased to 9 tenants and is situated in the Rosslyn-Courthouse-Ballston Corridor submarket. The acquisition cost of approximately $34.5 million was funded primarily with the proceeds from property sales and tax-deferred exchanges.

On July 22, 2003, the Company acquired 99 Summer Street – a 271,980 square foot, 20-story Class A, multi-tenant office building in downtown Boston. The purchase price of $68.3 million was funded using 1031 tax-deferred exchange proceeds from the recent sale of an industrial property portfolio.

In addition to the recent acquisitions discussed above, during the first quarter of 2003, the Company acquired another multi-tenant office building located in Arlington, Virginia for a purchase price of $71.3 million. This property is a 12-story office building containing 305,111 square feet and a three-level underground parking garage. The purchase price was funded from the proceeds of a number of tax-deferred exchanges completed in the fourth quarter of 2002 and the first quarter of 2003.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)&(b)	FINANCIAL STATEMENTS

In accordance with Item 7(a)(4) of Form 8-K, the Company will by amendment to this Form 8-K, file the financial statements required by Item 7 (a) & (b) of Form 8-K no later than 60 days after the date of this filing.

(c)	EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GLENBOROUGH REALTY TRUST INCORPORATED

	By:	Glenborough Realty Trust Incorporated,

Date: October 10, 2003		/s/ Andrew Batinovich

Andrew Batinovich
Director and Chief Executive Officer

Date: October 10, 2003		/s/ Stephen Saul

Stephen Saul Chief Financial Officer (Principal Financial Officer)

Date: October 10, 2003		/s/ Brian Peay

Brian Peay
Senior Vice President, Finance and Accounting (Principal Accounting Officer)